                                                                    Exhibit 10.2

                            EXECUTIVE STOCK AGREEMENT

          THIS EXECUTIVE STOCK AGREEMENT (this "Agreement") is made as of
<<date>>, by and between CompBenefits Corporation, a Delaware corporation (the
"Company"), and <<name>> (the "Executive"). Capitalized terms used but not otherwise defined herein are defined in Section 7 hereof.

          WHEREAS, pursuant to the Company's 1999 Securities Purchase Plan (the "Plan"), the Executive desires to purchase, and the Company desires to issue
<<common>> shares of the Company's Common Stock, par value $.01 per share (the
"Common Stock") on the terms and subject to the conditions contained in this Agreement. All of such shares of Common Stock are referred to herein as the "Executive Stock."

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Purchase and Sale of the Executive Stock.

          (a) Pursuant to the Plan, upon execution of this Agreement, the Executive will purchase, and the Company will issue and sell <<common>> shares of Common Stock, at a price of $<<exerciseprice>> per share. The Company will deliver to the Executive copies of the certificates representing the Executive Stock, and the Executive will deliver to the Company a <<cashnotelanguage>> $<<totalcash>><<companyloan>> <<extranotelanguage>>.

          (b) In connection with the purchase and sale of Executive Stock hereunder, the Executive represents and warrants to the Company that:

               (i) The Executive Stock to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended from time to time (the "Securities Act"), or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

               (ii) The Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

               (iii) The Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

               (iv) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Stock and has had full access to such other information concerning the Company as he has requested.

               (v) This Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

          (c) Within 30 days after the Executive purchases any Executive Stock from the Company, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.

          (d) Concurrently with the execution of this Agreement, (i) the Executive will execute in blank stock transfer powers in the form of Annex B attached hereto (the "Stock Powers") with respect to the Executive Stock and shall deliver such Stock Powers to the Company. The Stock Powers shall authorize the Company to assign, transfer and deliver the securities subject to such Stock Powers to an acquiror in the event the Repurchase Option (as defined below) is exercised and under no other circumstances, and (ii) the Executive's spouse shall execute the consent in the form of Annex C attached hereto.

          2. Vesting of Executive Stock.

          (a) Except as otherwise provided in Sections 2(b), 2(c) and 2(d) below, the Executive Stock purchased hereunder will become vested in accordance with the schedule set forth on Annex D attached hereto.

          (b) If the Executive ceases to be employed by the Company and its Subsidiaries on a date other than an anniversary date of the date of this Agreement prior to the fifth anniversary of the date of this Agreement, the cumulative percentage of Executive Stock to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date.

          (c) Upon the occurrence of a Sale of the Company, if as of such date the Executive is still employed by the Company or any of its Subsidiaries, all shares of Executive Stock which have not yet become vested shall become vested at the time of such event.

          (d) Any shares of Executive Stock which have not been designated as subject to repurchase pursuant to a Repurchase Notice or Supplemental Repurchase Notice on the date which is six months and one day following the Termination and which have not yet become vested shall become vested on such date.

Shares of Executive Stock which have become vested pursuant to Sections 2(a), 2(b), 2(c) or 2(d) above are referred to herein as "Vested Shares," and all other shares of Executive Stock are referred to herein as "Unvested Shares."

          3. Repurchase Option.

          (a) In the event the Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Executive Stock (whether held by the Executive or one or more of the Executive's transferees, other than the Company) will be subject to repurchase by the Company and the Significant Stockholders pursuant to the terms and conditions set forth in this
Section 3 (the "Repurchase Option"); provided that, notwithstanding anything herein to the contrary, in the event the Termination occurs as a result of (i) the Company's termination of the Executive's employment with the Company without Cause, (ii) the Executive's resignation from his employment with the Company for Good Reason, or (iii) the Executive's death or Disability, then the Repurchase Option shall only apply with respect to the Unvested Shares and shall not apply with respect to any Vested Shares.

          (b) In the event of Termination, (i) the purchase price for each Unvested Share will be the Executive's Original Cost for such share, and (ii) subject to the proviso in Section 3(a) above, the purchase price for each Vested Share will be the Fair Market Value for such share; provided, however, that if the Executive's employment is terminated by the Company with Cause, the purchase price for each Vested Share will be the Executive's Original Cost for such share.

          (c) The Company's board of directors (the "Board") may elect to purchase all or any portion of any class of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within six months after the Termination. The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Significant Stockholders shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within six months after the Termination, the Company shall give written notice (the "Option Notice") to each Significant Stockholder setting forth the number of Available Shares and the purchase price for the Available Shares. Each Significant Stockholder may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given to them by the Company. If more than one Significant Stockholder elects to purchase the Available Shares, the Available Shares will be allocated among such electing stockholders pro rata according to the number of Common Stockholder Shares (as defined in the Stockholders Agreement) owned by each such electing stockholder. As soon as practicable, and in any event within ten days, after the expiration of the 30-day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Significant Stockholders (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to each Significant Stockholder setting forth the number of shares such Significant Stockholder is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

          (d) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option first by offsetting amounts outstanding under any bona fide debts owed by the Executive to the Company relating to the purchase of the Executive Stock and second by delivery of a check or wire transfer of funds in an amount equal to the balance of the purchase price for such shares; provided that if such payment (or the related dividend of funds from one or more of the Company's Subsidiaries to the Company, as the case may be) would (i) cause the Company or such Subsidiary to violate applicable law, (ii) cause the Company or such Subsidiary to breach any agreement to which it is a party relating to the indebtedness for borrowed money or any other material agreement, or (iii) otherwise be imprudent in view of the financial condition of the Company or such Subsidiary (clauses (i), (ii), and (iii) are collectively referred to herein as the "Reasons for Deferral"), then the Company shall have the right to pay such amount as soon as no Reason for Deferral exists so long as the Company also pays interest at the prime rate (as published in The Wall Street Journal on the date of Termination) plus 2% for the deferral period at the time when such payment is made. Each Significant Stockholder will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares.] The Company [and the Significant Stockholders will be entitled to receive customary representations and warranties from the sellers as to good title and to require all sellers' signatures be guaranteed.

          (e) The right of the Company and the Significant Stockholders to repurchase Vested Shares pursuant to this Section 3 shall terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

          4. Legend. The certificates representing the Executive Stock shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DATED AS OF <<dateallcaps>>, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Executive Stock outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Executive Stock in accordance with Section 7 below.

          5. Non-Disclosure and Use of Proprietary Information. The Executive recognizes and acknowledges that the Company's Proprietary Information (as defined below), as they may exist from time-to-time, are valuable, special and unique assets of the Company. The Executive further acknowledges that access to such Proprietary Information of the Company is essential to the performance of the Executive's duties as an employee of the Company. Therefore, in order to obtain access to such Proprietary Information, the Executive agrees that the Executive will not, in whole or in part, disclose such Proprietary Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor will the Executive make use of any such information for the Executive's own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company). For purposes of this Agreement, the term "Proprietary Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs,
(iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiii) all technology and trade secrets, and (xiv) all similar and related information in whatever form. These restrictions will not apply to any Proprietary Information which: (A) is in the public domain, provided that the Executive was not responsible, directly or indirectly, for such Proprietary Information entering the public domain without the Company's consent; (B) becomes known to the Executive, during the term of this Agreement, from a third party not known to the Executive to be under a confidential relationship with the Company; or (C) is required by law or governmental tribunal to be disclosed; provided, however, that if the Executive is legally compelled to disclose any Proprietary Information, the Executive will provide the Company with prompt written notice of such legal compulsion so that the Company may seek a protective order or other available remedy.

          6. Non-Competition Covenant.

          (a) Basic Covenant. During the term of this Agreement and continuing until the first anniversary of the date of termination of the Executive's employment with the Company for any reason (the "Restricted Period"), the Executive will not, directly or indirectly, on the Executive's own behalf or in the service of or on behalf of any other individual or entity, compete with the Company in the business of providing full-service dental benefits and offering network-based dental care, reduced fee-for-service, third party administration and dental practice management (the "Business") within the Geographical Area (as hereinafter defined). The term "compete" means to engage, directly or indirectly, on the Executive's own behalf or in the service of or on behalf of any other individual or entity, either as a proprietor, employee, agent, independent contractor, consultant, director, officer, partner or stockholder (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that the Executive at no time owns, directly or indirectly, in excess of five percent of the outstanding stock of any class of any such corporation and does not participate in its management) in providing management, executive, marketing or other services. For purposes of this Agreement, the term "Geographical Area" means those areas in the United States and in foreign countries in which the Executive or the Company is or has engaged in providing or marketing Business products or services at any time prior to the termination of employment. The Geographical Area currently includes Alabama, Arizona, Arkansas, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia.

          (b) Non-Interference. During the Restricted Period, the Executive will not, directly or indirectly, on the Executive's own behalf or in the service of or on behalf of any other individual or entity, interfere with, disrupt, or attempt to disrupt the past, present or prospective relationships, contractual or otherwise, between the Company and any supplier, consultant, or client of the Company. The term "prospective relationship" is defined as any relationship where the Company has actively sought an individual or entity as a prospective supplier, consultant, or client.

          (c) Construction. The parties hereto agree that any judicial authority construing all or any portion of this Section 6 will be empowered to sever any portion of the Geographical Area, Business or time period, client base, prospective relationship or prospect list or any prohibited business activity from the coverage of such Section and to apply the provisions of such Section to the remaining portion of the Geographical Area, Business or time period, the client base or the prospective relationship or prospect list, or the remaining business activities not so severed by such judicial authority. In addition, it is the intent of the parties that the judicial authority replace each such severed provision with a provision as similar in terms to such severed provision as may be possible and be legal, valid and enforceable. It is the intent of the parties that this Section 6 be enforced to the maximum extent permitted by law. In the event that any provision of either such Section is determined not to be specifically enforceable, the Company shall nevertheless be entitled to bring an action to seek to recover monetary damages as a result of the breach of such provision by the Executive.

          (d) Non-Solicitation of the Executives Covenant. The Executive further agrees and represents that during the Restricted Period, the Executive will not, directly or indirectly, on the

Executive's own behalf or in the service of, or on behalf of any other individual or entity, (i) divert or solicit, or attempt to divert or solicit, to or for any individual or entity which is engaged in providing Business services, or (ii) otherwise hire or engage, any person employed by the Company who was employed by the Company at any time during the Restricted Period, whether or not such employee is a full-time employee or temporary employee of the Company whether or not such employee is employed pursuant to a written agreement and whether or not such employee is employed for a determined period or at-will, unless such person has not been employed by the Company for a period of at least 180 days, and except as otherwise agreed to by the Company.

          (e) Return of Confidential Information. The Executive acknowledges that as a result of the Executive's employment with the Company, the Executive may come into the possession and control of Proprietary Information, such as proprietary documents, drawings, specifications, manuals, notes, computer programs, or other proprietary material. The Executive acknowledges, warrants and agrees that the Executive will return to the Company all such items and any copies or excerpts thereof, and any other properties, client lists, client contracts, files or documents obtained as a result of the Executive's employment with the Company, immediately upon the termination of the Executive's employment with the Company.

          7. Definitions.

          "Cause" means the occurrence of any of the following: (i) the Executive materially breaches any of the terms or conditions set forth in this Agreement or any employment agreement with the Company to which the Executive is a party and fails to cure such breach within twenty (20) days after the Executive's receipt from the Company of written notice of such breach, which notice shall describe in reasonable detail the basis for the Company's belief that the Executive is in such breach; (ii) the Executive commits any act in bad faith materially detrimental to the business or reputation of the Company; or
(iii) the Executive is convicted of (or admits in writing to the commission of) any crime involving fraud, deceit or moral turpitude or the Executive intentionally engages in dishonest or illegal activities that have a material adverse effect upon the business or reputation of the Company.

          "Disability" means the Executive is mentally or physically incapacitated or disabled so as to be unable to perform his duties to the Company if and to the extent he becomes permanently disabled under the Company's long-term disability policy then in effect, as determined by the Board in good faith.

          "Executive Stock" shall continue to be Executive Stock in the hands of any holder other than the Executive (except for the Company and the Significant Stockholders and except for transferees in a Public Sale (it being understood that Unvested Shares cannot be transferred in a Public Sale)), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to the Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

          "Fair Market Value" of any share of Executive Stock means the composite closing price of the sales of such class of stock on the securities exchanges on which such stock may at the time be listed (as reported in The Wall Street Journal), or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such class of stock is not so listed, the closing price (or last price, if applicable) of sales of such class of stock on The Nasdaq Stock Market (as reported in The Wall Street Journal), or, if such class of stock is not quoted in The Nasdaq Stock Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days before such day. If at any time such class of Executive Stock is not listed on any securities exchange, quoted in The Nasdaq Stock Market, or quoted in the over-the-counter market, the "Fair Market Value" of such class of stock shall mean the fair market value of such class of stock, as between a willing buyer and a willing seller, taking into account all relevant factors determinative of value (including the lack of liquidity of such stock due to the Company's status as a privately held corporation, but without regard to any discounts for minority interests), using valuation techniques then prevailing in the securities industry (e.g., discounted cash flows, and/or comparable companies) and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, as determined by the Board in good faith. Regardless of when a transaction based on a Fair Market Value valuation is executed, Fair Market Value shall be determined as of the date of the Termination of the Executive's employment.

          "Good Reason" means the occurrence of any of the following: (i) the Company materially breaches any of the terms or conditions set forth in this Agreement or any employment agreement with the Company to which the Executive is a party and fails to cure its breach within twenty (20) days after its receipt from the Executive of written notice of such breach, which notice describes in reasonable detail the Executive's belief that the Company is in such breach;
(ii) the Company materially diminishes the Executive's duties or reassigns the Executive to a position not consistent with the Executive's general area of knowledge, experience and skills, or assigns substantial additional responsibilities to the Executive; (iii) the Company reduces the Executive's base salary; (iv) the Company relocates the Executive's principal place of employment to more than 35 miles from the Executive's then current principal place of employment; or (v) the Company materially increases the Executive's travel obligations.

          "Original Cost" of each share of Common Stock purchased hereunder shall be equal to $<<exerciseprice>> (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Qualified Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock having an offering price to the public of not less than $25.0 million.

          "Sale of the Company" means (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934, as amended), other than Persons who are stockholders of the Company as of immediately after the Merger, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries.

          "Significant Stockholders" has the meaning accorded to such term in the Stockholders Agreement.

          "Stockholders Agreement" means the Stockholders Agreement, dated as of June 17, 1999, by and among the Company, Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, TA/Advent VIII L.P., Advent Atlantic and Pacific III, TA Executives Fund LLC, TA Investors LLC, David R. Klock, Phyllis A. Klock, and others, as amended, modified and supplemented from time to time.

          "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

          8. General Provisions.

          (a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

          (b) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and the Significant Stockholders.

          (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (d) Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, the Significant Stockholders and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of the Executive Stock hereunder.

          (f) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Significant Stockholders as provided herein.

          (g) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (h) Remedies. Each of the parties to this Agreement (and the Significant Stockholders) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (i) Notices. Any notice provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by registered or certified mail (return receipt requested and postage prepaid), (iii) sent by reputable overnight courier service (charges prepaid), or (iv) sent by facsimile, in each case, to the recipient at the address set forth below. Any Person may change its address for purposes of this Agreement by providing prior notice of such change to the other parties hereto in accordance with this Section. Notices will be deemed to have been given hereunder (i) when delivered personally, (ii) three days after being mailed, (iii) one day after deposit with a reputable overnight courier service, or (iv) in the cases of notices sent by facsimile, when receipt is electronically acknowledged.

          If to the Company:

               CompBenefits Corporation
               100 Mansell Court East, Suite 400
               Roswell, Georgia  30076
               Attention: President
               Facsimile: (770) 992-4349

               with copies to:

               Golder, Thoma, Cressey, Rauner, Inc.
               6100 Sears Tower
               Chicago, Illinois 60606-6402
               Attention: Donald J. Edwards
               Facsimile: (312) 382-2201

               TA Associates, Inc.
               High Street Tower, Suite 2500
               125 High Street
               Boston, MA 02110
               Attention: Roger B. Kafker
               Facsimile: (617) 574-6728

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention: Sanford E. Perl
               Facsimile: (312) 861-2200

          If to the Executive:

               <<name>>
               <<address>>
               <<citystatezip>>

          (j) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (k) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (l) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          (m) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

          (n) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (o) Stock Issued in Accordance with the Plan. The issuance of Executive Stock under this Agreement is pursuant to and subject to all of the terms and conditions of the Plan.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Executive Stock Agreement on the date first written above.

                                        COMPBENEFITS CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        ----------------------------------------
                                        <<name>>

                                                                         ANNEX A

                                                                        <<date>>

                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(B) OF THE
                              INTERNAL REVENUE CODE

          The undersigned purchased shares of Common Stock, par value $.01 per share (the "Shares"), of CompBenefits Corporation, Inc., a Delaware corporation (the "COMPANY") on <<date>>.

          Under certain circumstances, the Company has the right to repurchase certain of the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries or upon certain other events. Hence, the Shares are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code ??83(b) at the time he purchased the Shares.

          Therefore, pursuant to Code ??83(b) and Treasury Regulation ??1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year
<<year>> the excess (if any) of the Shares' fair market value on <<date>> over purchase price thereof.

          The following information is supplied in accordance with Treasury Regulation ??1.83-2(e):

          1. The name, address and social security number of the undersigned:

                    <<name>>
                    <<address>>
                    <<citystatezip>>
                    Social Security Number: <<ssn>>

          2. A description of the property with respect to which the election is being made: <<common>> shares of Common Stock, par value $.01 per share, of the Company.

          3. The date on which the property was transferred: <<date>>. The taxable year for which such election is made: calendar <<year>>.

          4. The restrictions to which the property is subject: If during the first five years after the closing the undersigned ceases to be employed by the Company or any of its subsidiaries for any reason, the unvested portion of the Shares will be subject to repurchase by the Company at cost. The Shares will become vested on a daily basis over the five year period following the closing; provided that all of the Shares will become vested upon a sale of the Company.

          5. The fair market value on <<date>> of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $<<exerciseprice>> per share of Common Stock.

          6. The amount paid for such property: $<<exerciseprice>> per share of Common Stock.

          A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ??1.83-2(e)(7).


Dated: <<date>>                         ----------------------------------------
                                        <<name>>

                                                                         ANNEX B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

          FOR VALUE RECEIVED, <<name>> does hereby sell, assign and transfer unto ________________________, _______________ shares of the Common Stock, par value $.01 per share, of CompBenefits Corporation, a Delaware corporation (the "Corporation"), standing in the undersigned's name on the books of the Corporation represented by Certificate Nos. ________ herewith and does hereby irrevocably constitute and appoint each officer of each of the Corporation, Golder, Thoma, Cressey, Rauner, Inc. and TA Associates, Inc. (acting alone or with one or more other such officers) as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated
      -------------------------------   ----------------------------------------
                                        <<name>>

                                                                         ANNEX C

                                 SPOUSAL CONSENT

          The undersigned spouse of the Executive hereby acknowledges that I have read the foregoing Executive Stock Agreement and that certain Pledge Agreement and Stockholders Agreement referred to therein, each executed by the Executive and dated as of the date hereof, and that I understand their contents. I am aware that the foregoing Executive Stock Agreement, Pledge Agreement and Stockholders Agreement provide for the repurchase of my spouse's securities under certain circumstances and impose other restrictions on the transfer of such securities. I agree that my spouse's interest in these securities is subject to these agreements and any interest I may have in such securities shall be irrevocably bound by these agreements and further that my community property interest, if any, shall be similarly bound by these agreements.


                                        ----------------------------------------
                                        Spouse


                                        ----------------------------------------
                                        Witness

                                                                         ANNEX D

                                VESTING SCHEDULE

          Reference is made to the Executive Stock Agreement (the "Agreement"), dated as of <<date>>, by and between CompBenefits Corporation, a Delaware corporation and <<name>>. Capitalized terms used in this Annex shall have the meanings accorded to such terms in the Agreement.

          Executive Stock purchased by the Executive pursuant to the Agreement will become vested in accordance with the following schedule but only for so long as the Executive is still employed by the Company or any of its
Subsidiaries:

                                                   Cumulative Percentage of
Date                                              Common Stock to be Vested
----                                              -------------------------
First Anniversary of the date of the Agreement                20%
Second Anniversary of the date of the Agreement               40%
Third Anniversary of the date of the Agreement                60%
Fourth Anniversary of the date of the Agreement               80%
Fifth Anniversary of the date of the Agreement               100%

On any date prior to the Termination, the cumulative percentage of Executive Stock which is vested as of such date shall be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date.

                                        Accepted and Agreed:

                                        COMPBENEFITS CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        ----------------------------------------
                                        <<name>>

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$<<companyloan>>                                                        <<date>>

          For value received, <<name>> (the "Executive") promises to pay to the order of CompBenefits Corporation, a Delaware corporation (the "Company") at its corporate headquarters, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $<<companyloan>>. This Note is a full recourse note and was issued pursuant to and is subject to the terms of the Executive Stock Agreement, dated as of <<date>>, by and between the Company and the Executive. The amounts due under this Note are secured by a pledge of all securities of the Company and CompBenefits issued to the Executive.

          1. Calculation of Interest. Interest shall accrue hereunder on a daily basis at a rate equal to the lesser of (i) 8.25% per annum or (ii) the highest rate permitted by applicable law, on the sum of (a) the unpaid principal amount of this Note then outstanding and (b) all interest which was accrued and unpaid as of the immediately preceding anniversary of this Note. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

          2. Payment of Principal and Interest.

          (a) Demand Payments. The Executive shall pay all or any portion of the outstanding principal amount of, and accrued interest on, this Note within six months following demand by the holder hereof.

          (b) Optional Prepayments. The Executive may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, and accrued interest on, this Note.

          (c) Mandatory Prepayments. The Executive shall prepay a portion of this Note equal to the amount of all cash proceeds the Executive receives in connection with his ownership, disposition, transfer or sale of his securities of the Company including, without limitation, distributions and sale proceeds, as and when the Executive receives such cash proceeds.

          (c) Application of Payments. Payments under this Note shall be applied
(i) first to the payment of accrued interest hereunder until all such interest is paid and (ii) second, to the repayment of the principal outstanding hereunder.

          3. Collection Costs. In the event the Executive fails to pay any amounts due hereunder when due, the Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

          4. Waiver. The Executive, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Executive hereunder.

          5. Governing Law. This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Delaware.

          IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first above written.


                                        ----------------------------------------
                                        <<name>>

                                                                       EXHIBIT B

                                PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT is made as of <<date>>, by and between <<name>> ("Pledgor"), and CompBenefits Corporation, a Delaware corporation (the "Company").

          WHEREAS, the Company and Pledgor are parties to an Executive Stock Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which Pledgor purchased <<common>> shares of the Company's Common Stock, $.01 par value for an aggregate purchase price of $<<totalcash>><<companyloan>>.

          WHEREAS, the Company has allowed Pledgor to purchase a portion of the Pledged Securities by delivery to the Company of a promissory note (the "Note") in the aggregate principal amount of $<<companyloan>>.

          WHEREAS, this Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Executive Stock (as defined in the Purchase Agreement and hereinafter referred to as the "Pledged Securities").

          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as partial payment for the Pledged Securities, Pledgor and the Company hereby agree as follows:

          1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Securities as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder.

          2. Delivery of Pledged Securities. Upon the execution of this Pledge Agreement, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Securities, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

          3. Voting Rights; Cash Dividends and Interest. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or hereunder, Pledgor shall be entitled to all voting rights with respect to the Pledged Securities and, subject to the Note, shall be entitled to receive all cash dividends and cash interest paid in respect of the Pledged Securities. Upon the occurrence of and during the continuance of any such default, Pledgor shall no longer be able to vote the Pledged Securities and the Company shall retain all such cash dividends and cash interest payable on the Pledged Securities as additional security hereunder.

          4. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Securities (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Securities hereunder.

          5. Default. If Pledgor defaults in the payment of the principal or interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Pledge Agreement occurs (including the bankruptcy or insolvency of Pledgor), the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Securities (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Securities at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Securities after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Securities offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Securities remaining in the hands of the Company.

          6. Costs and Attorneys' Fees. All costs and expenses (including reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Securities hereunder.

          7. Payment of Indebtedness and Release of Pledged Securities. Upon payment in full of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Securities to Pledgor together with all forms of assignment.

          8. No Other Liens; No Sales or Transfers. Pledgor hereby represents and warrants that he has good and valid title to all of the Pledge Shares, free and clear of all liens, security interests and other encumbrances, and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note has been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Securities or Pledgor's rights or a holder thereof, other than pursuant to this Agreement and the Stockholders Agreement, or (ii) sell or otherwise transfer any Pledged Securities or any interest therein.

          9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

          10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                    * * * * *

          IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.

                                        COMPBENEFITS CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        ----------------------------------------
                                        <<name>>